Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	October 22, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: November 7, 2007

•	Initial valuation date: November 2, 2007

•	Final valuation date: February 1, 2008

•	Maturity date: February 6, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
MGM MIRAGE	TBD	FWP-7	MGM	TBD	11.250%	75%	TBD	TBD	TBD	TBD	E-1206	06738GZR4/ US06738GZR46

United States Steel Corporation	TBD	FWP-9	X	TBD	12.200%	75%	TBD	TBD	TBD	TBD	E-1207	06738GZS2/ US06738GZS29

General Motors Corporation	TBD	FWP-11	GM	TBD	18.400%	80%	TBD	TBD	TBD	TBD	E-1208	06738GZT0/ US06738GZT02

Peabody Energy Corporation	TBD	FWP-13	BTU	TBD	12.250%	80%	TBD	TBD	TBD	TBD	E-1209	06738GD72/ US06738GD729

Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-15	FCX	TBD	13.500%	80%	TBD	TBD	TBD	TBD	E-1210	06738GD80/ US06738GD802

Marathon Oil Corporation	TBD	FWP-17	MRO	TBD	10.800%	80%	TBD	TBD	TBD	TBD	E-1211	06738GD98/ US06738GD984

Evergreen Solar, Inc.	TBD	FWP-19	ESLR	TBD	19.500%	65%	TBD	TBD	TBD	TBD	E-1212	06738GE22/ US06738GE222

Energy Conversion Devices, Inc.	TBD	FWP-21	ENER	TBD	16.000%	70%	TBD	TBD	TBD	TBD	E-1213	06738GE30/ US06738GE305

Lehman Brothers Holdings Inc.	TBD	FWP-23	LEH	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1214	06738GE48/ US06738GE487

Continental Airlines, Inc.	TBD	FWP-25	CAL	TBD	18.250%	75%	TBD	TBD	TBD	TBD	E-1215	06738GE55/ US06738GE552

JetBlue Airways Corporation	TBD	FWP-27	JBLU	TBD	16.750%	80%	TBD	TBD	TBD	TBD	E-1216	06738GE63/ US06738GE636

Titanium Metals Corporation	TBD	FWP-29	TIE	TBD	16.250%	80%	TBD	TBD	TBD	TBD	E-1217	06738GE71/ US06738GE719

Washington Mutual, Inc.	TBD	FWP-31	WM	TBD	13.250%	75%	TBD	TBD	TBD	TBD	E-1218	06738GE89/ US06738GE891

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

FWP-2

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

FWP-3

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

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On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$14.68	$10.55	$14.44
March 29, 2002	$18.60	$14.00	$18.12
June 28, 2002	$21.00	$16.28	$16.88
September 30, 2002	$18.93	$13.90	$18.65
December 31, 2002	$19.40	$14.93	$16.49
March 31, 2003	$17.23	$12.05	$14.63
June 30, 2003	$17.75	$13.20	$17.09
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 30, 2007	$91.15	$63.33	$89.44
October 19, 2007*	$100.50	$89.75	$91.95

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $91.95

Protection level: 75.00%

Protection price: $68.96

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.875476

Coupon: 11.25% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	2.813%	100.00%
+90%	2.813%	90.00%
+80%	2.813%	80.00%
+70%	2.813%	70.00%
+60%	2.813%	60.00%
+50%	2.813%	50.00%
+40%	2.813%	40.00%
+30%	2.813%	30.00%
+20%	2.813%	20.00%
+10%	2.813%	10.00%
+5%	2.813%	5.00%

0%	2.813%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	2.813%	-2.187%	-5.00%
-10%	2.813%	-7.187%	-10.00%
-20%	2.813%	-17.187%	-20.00%
-30%	N/A	-27.187%	-30.00%
-40%	N/A	-37.187%	-40.00%
-50%	N/A	-47.187%	-50.00%
-60%	N/A	-57.187%	-60.00%
-70%	N/A	-67.187%	-70.00%
-80%	N/A	-77.187%	-80.00%
-90%	N/A	-87.187%	-90.00%
-100%	N/A	-97.187%	-100.00%

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United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in the United States (U.S.) and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 19.4 million net tons (tons) in the U.S. and 7.4 million tons in Central Europe. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the U.S.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$18.60	$13.00	$18.11
March 29, 2002	$19.98	$16.36	$18.15
June 28, 2002	$22.00	$17.22	$19.89
September 30, 2002	$19.98	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 30, 2007	$116.37	$74.47	$105.94
October 19, 2007*	$111.47	$102.42	$104.99

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $104.99

Protection level: 75.00%

Protection price: $78.74

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.524717

Coupon: 12.20% per annum

Maturity: February 6, 2008

Dividend yield: 0.76% per annum

Coupon amount monthly: $10.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	3.05%	100.19%
+90%	3.05%	90.19%
+80%	3.05%	80.19%
+70%	3.05%	70.19%
+60%	3.05%	60.19%
+50%	3.05%	50.19%
+40%	3.05%	40.19%
+30%	3.05%	30.19%
+20%	3.05%	20.19%
+10%	3.05%	10.19%
+5%	3.05%	5.19%

0%	3.05%	0.19%

	Protection Price Ever Breached?
	NO	YES
-5%	3.05%	-1.95%	-4.81%
-10%	3.05%	-6.95%	-9.81%
-20%	3.05%	-16.95%	-19.81%
-30%	N/A	-26.95%	-29.81%
-40%	N/A	-36.95%	-39.81%
-50%	N/A	-46.95%	-49.81%
-60%	N/A	-56.95%	-59.81%
-70%	N/A	-66.95%	-69.81%
-80%	N/A	-76.95%	-79.81%
-90%	N/A	-86.95%	-89.81%
-100%	N/A	-96.95%	-99.81%

FWP-7

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.1 million, 9.2 million, and 9 million, for 2006, 2005, and 2004, respectively. Substantially all of the Company’s cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$53.22	$40.52	$48.60
March 29, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 30, 2007	$38.27	$29.10	$36.70
October 19, 2007*	$43.02	$35.46	$37.60

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $37.60

Protection level: 80.00%

Protection price: $30.08

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.595745

Coupon: 18.40% per annum

Maturity: February 6, 2008

Dividend yield: 2.66% per annum

Coupon amount monthly: $15.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.60%	100.67%
+90%	4.60%	90.67%
+80%	4.60%	80.67%
+70%	4.60%	70.67%
+60%	4.60%	60.67%
+50%	4.60%	50.67%
+40%	4.60%	40.67%
+30%	4.60%	30.67%
+20%	4.60%	20.67%
+10%	4.60%	10.67%
+5%	4.60%	5.67%

0%	4.60%	0.67%

	Protection Price Ever Breached?
	NO	YES
-5%	4.60%	-0.40%	-4.33%
-10%	4.60%	-5.40%	-9.33%
-20%	4.60%	-15.40%	-19.33%
-30%	N/A	-25.40%	-29.33%
-40%	N/A	-35.40%	-39.33%
-50%	N/A	-45.40%	-49.33%
-60%	N/A	-55.40%	-59.33%
-70%	N/A	-65.40%	-69.33%
-80%	N/A	-75.40%	-79.33%
-90%	N/A	-85.40%	-89.33%
-100%	N/A	-95.40%	-99.33%

FWP-8

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
June 29, 2007	$55.76	$39.96	$48.38
September 30, 2007	$50.99	$38.42	$47.87
October 19, 2007*	$54.40	$47.52	$50.58

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $50.58

Protection level: 80.00%

Protection price: $40.46

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.770660

Coupon: 12.25% per annum

Maturity: February 6, 2008

Dividend yield: 0.47% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	3.063%	100.12%
+90%	3.063%	90.12%
+80%	3.063%	80.12%
+70%	3.063%	70.12%
+60%	3.063%	60.12%
+50%	3.063%	50.12%
+40%	3.063%	40.12%
+30%	3.063%	30.12%
+20%	3.063%	20.12%
+10%	3.063%	10.12%
+5%	3.063%	5.12%

0%	3.063%	0.12%

	Protection Price Ever Breached?
	NO	YES
-5%	3.063%	-1.937%	-4.88%
-10%	3.063%	-6.937%	-9.88%
-20%	3.063%	-16.937%	-19.88%
-30%	N/A	-26.937%	-29.88%
-40%	N/A	-36.937%	-39.88%
-50%	N/A	-46.937%	-49.88%
-60%	N/A	-56.937%	-59.88%
-70%	N/A	-66.937%	-69.88%
-80%	N/A	-76.937%	-79.88%
-90%	N/A	-86.937%	-89.88%
-100%	N/A	-96.937%	-99.88%

FWP-9

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
October 19, 2007*	$120.20	$104.90	$109.74

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $109.74

Protection level: 80.00%

Protection price: $87.79

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.112448

Coupon: 13.50% per annum

Maturity: February 6, 2008

Dividend yield: 2.51% per annum

Coupon amount monthly: $11.25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	3.375%	100.63%
+90%	3.375%	90.63%
+80%	3.375%	80.63%
+70%	3.375%	70.63%
+60%	3.375%	60.63%
+50%	3.375%	50.63%
+40%	3.375%	40.63%
+30%	3.375%	30.63%
+20%	3.375%	20.63%
+10%	3.375%	10.63%
+5%	3.375%	5.63%

0%	3.375%	0.63%

	Protection Price Ever Breached?
	NO	YES
-5%	3.375%	-1.625%	-4.37%
-10%	3.375%	-6.625%	-9.37%
-20%	3.375%	-16.625%	-19.37%
-30%	N/A	-26.625%	-29.37%
-40%	N/A	-36.625%	-39.37%
-50%	N/A	-46.625%	-49.37%
-60%	N/A	-56.625%	-59.37%
-70%	N/A	-66.625%	-69.37%
-80%	N/A	-76.625%	-79.37%
-90%	N/A	-86.625%	-89.37%
-100%	N/A	-96.625%	-99.37%

FWP-10

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States. The Company 2006 worldwide net liquid hydrocarbon sales from continuing operations averaged 223 thousand barrels per day.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$15.18	$12.64	$15.00
March 29, 2002	$15.15	$13.43	$14.40
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
September 30, 2007	$65.21	$46.97	$57.02
October 19, 2007*	$60.16	$55.37	$58.11

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $58.11

Protection level: 80.00%

Protection price: $46.49

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.208742

Coupon: 10.80% per annum

Maturity: February 6, 2008

Dividend yield: 1.51% per annum

Coupon amount monthly: $9.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	2.70%	100.38%
+90%	2.70%	90.38%
+80%	2.70%	80.38%
+70%	2.70%	70.38%
+60%	2.70%	60.38%
+50%	2.70%	50.38%
+40%	2.70%	40.38%
+30%	2.70%	30.38%
+20%	2.70%	20.38%
+10%	2.70%	10.38%
+5%	2.70%	5.38%

0%	2.70%	0.38%

	Protection Price Ever Breached?
	NO	YES
-5%	2.70%	-2.30%	-4.62%
-10%	2.70%	-7.30%	-9.62%
-20%	2.70%	-17.30%	-19.62%
-30%	N/A	-27.30%	-29.62%
-40%	N/A	-37.30%	-39.62%
-50%	N/A	-47.30%	-49.62%
-60%	N/A	-57.30%	-59.62%
-70%	N/A	-67.30%	-69.62%
-80%	N/A	-77.30%	-79.62%
-90%	N/A	-87.30%	-89.62%
-100%	N/A	-97.30%	-99.62%

FWP-11

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbontm technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 000-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$3.90	$1.90	$3.40
March 29, 2002	$4.79	$2.06	$3.06
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.00	$1.61
June 30, 2003	$1.98	$1.26	$1.34
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.68
March 31, 2004	$2.80	$1.65	$2.43
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 29, 2007	$13.21	$8.11	$9.30
September 30, 2007	$10.49	$7.95	$8.93
October 19, 2007*	$10.23	$8.95	$9.62

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESLR

Initial price: $9.62

Protection level: 65.00%

Protection price: $6.25

Physical delivery amount: 103($1,000/Initial price)

Fractional shares: 0.950104

Coupon: 19.50% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.25

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.875%	100.00%
+90%	4.875%	90.00%
+80%	4.875%	80.00%
+70%	4.875%	70.00%
+60%	4.875%	60.00%
+50%	4.875%	50.00%
+40%	4.875%	40.00%
+30%	4.875%	30.00%
+20%	4.875%	20.00%
+10%	4.875%	10.00%
+5%	4.875%	5.00%

0%	4.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.875%	-0.125%	-5.00%
-10%	4.875%	-5.125%	-10.00%
-20%	4.875%	-15.125%	-20.00%
-30%	4.875%	-25.125%	-30.00%
-40%	N/A	-35.125%	-40.00%
-50%	N/A	-45.125%	-50.00%
-60%	N/A	-55.125%	-60.00%
-70%	N/A	-65.125%	-70.00%
-80%	N/A	-75.125%	-80.00%
-90%	N/A	-85.125%	-90.00%
-100%	N/A	-95.125%	-100.00%

FWP-12

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets.

The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
October 19, 2007*	$27.28	$22.91	$25.17

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $25.17

Protection level: 70.00%

Protection price: $17.62

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.729837

Coupon: 16.00% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.00%	100.00%
+90%	4.00%	90.00%
+80%	4.00%	80.00%
+70%	4.00%	70.00%
+60%	4.00%	60.00%
+50%	4.00%	50.00%
+40%	4.00%	40.00%
+30%	4.00%	30.00%
+20%	4.00%	20.00%
+10%	4.00%	10.00%
+5%	4.00%	5.00%

0%	4.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.00%	-1.00%	-5.00%
-10%	4.00%	-6.00%	-10.00%
-20%	4.00%	-16.00%	-20.00%
-30%	4.00%	-26.00%	-30.00%
-40%	N/A	-36.00%	-40.00%
-50%	N/A	-46.00%	-50.00%
-60%	N/A	-56.00%	-60.00%
-70%	N/A	-66.00%	-70.00%
-80%	N/A	-76.00%	-80.00%
-90%	N/A	-86.00%	-90.00%
-100%	N/A	-96.00%	-100.00%

FWP-13

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 30, 2007	$75.50	$49.06	$61.73
October 19, 2007*	$66.08	$56.16	$57.22

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $57.22

Protection level: 80.00%

Protection price: $45.78

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.476407

Coupon: 14.00% per annum

Maturity: February 6, 2008

Dividend yield: 1.00% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	3.50%	100.25%
+90%	3.50%	90.25%
+80%	3.50%	80.25%
+70%	3.50%	70.25%
+60%	3.50%	60.25%
+50%	3.50%	50.25%
+40%	3.50%	40.25%
+30%	3.50%	30.25%
+20%	3.50%	20.25%
+10%	3.50%	10.25%
+5%	3.50%	5.25%

0%	3.50%	0.25%

	Protection Price Ever Breached?
	NO	YES
-5%	3.50%	-1.50%	-4.75%
-10%	3.50%	-6.50%	-9.75%
-20%	3.50%	-16.50%	-19.75%
-30%	N/A	-26.50%	-29.75%
-40%	N/A	-36.50%	-39.75%
-50%	N/A	-46.50%	-49.75%
-60%	N/A	-56.50%	-59.75%
-70%	N/A	-66.50%	-69.75%
-80%	N/A	-76.50%	-79.75%
-90%	N/A	-86.50%	-89.75%
-100%	N/A	-96.50%	-99.75%

FWP-14

Continental Airlines, Inc.

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2006. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,700 daily departures. As of December 31, 2006, the Company flew to 136 domestic and 126 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. The Company directly served 26 European cities, nine South American cities, Tel Aviv, Delhi, Hong Kong, Beijing and Tokyo as of December 31, 2006. In addition, the Company provides service to more destinations in Mexico and Central America than any other U.S. airline, serving 40 cities.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 1-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$27.50	$14.85	$26.21
March 29, 2002	$35.20	$25.74	$28.32
June 28, 2002	$30.40	$14.46	$15.78
September 30, 2002	$16.00	$4.80	$5.39
December 31, 2002	$9.85	$3.59	$7.25
March 31, 2003	$9.39	$4.16	$5.12
June 30, 2003	$15.90	$5.34	$14.97
September 30, 2003	$18.86	$12.05	$16.58
December 31, 2003	$21.70	$14.49	$16.27
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 30, 2007	$38.61	$26.21	$33.03
October 19, 2007*	$37.79	$33.13	$33.80

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $33.80

Protection level: 75.00%

Protection price: $25.35

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.585799

Coupon: 18.25% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.563%	100.00%
+90%	4.563%	90.00%
+80%	4.563%	80.00%
+70%	4.563%	70.00%
+60%	4.563%	60.00%
+50%	4.563%	50.00%
+40%	4.563%	40.00%
+30%	4.563%	30.00%
+20%	4.563%	20.00%
+10%	4.563%	10.00%
+5%	4.563%	5.00%

0%	4.563%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.563%	-0.437%	-5.00%
-10%	4.563%	-5.437%	-10.00%
-20%	4.563%	-15.437%	-20.00%
-30%	N/A	-25.437%	-30.00%
-40%	N/A	-35.437%	-40.00%
-50%	N/A	-45.437%	-50.00%
-60%	N/A	-55.437%	-60.00%
-70%	N/A	-65.437%	-70.00%
-80%	N/A	-75.437%	-80.00%
-90%	N/A	-85.437%	-90.00%
-100%	N/A	-95.437%	-100.00%

FWP-15

JetBlue Airways Corporation

According to publicly available information, Jetblue Airways Corporation (the “Company”) is a low-cost passenger airline that provides high-quality customer service at low fares primarily on point-to-point routes. As of February 14, 2007, the Company operated a total of 502 daily flights. The Company currently serves 50 destinations in 21 states, Puerto Rico, Mexico and the Caribbean. For the year ended December 31, 2006, the Company was the 8th largest passenger carrier in the United States based on revenue passenger miles.

The linked share’s SEC file number is 000-49728.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	$16.34	$11.10	$13.50
September 30, 2002	$14.39	$10.67	$11.95
December 31, 2002	$12.59	$8.81	$12.00
March 31, 2003	$13.32	$10.29	$12.32
June 30, 2003	$19.02	$12.11	$18.80
September 30, 2003	$27.82	$18.36	$27.10
December 31, 2003	$31.43	$16.97	$17.68
March 31, 2004	$19.58	$13.53	$16.86
June 30, 2004	$20.66	$16.01	$19.59
September 30, 2004	$19.58	$13.40	$13.95
December 31, 2004	$17.54	$13.25	$15.48
March 31, 2005	$15.64	$11.37	$12.69
June 30, 2005	$15.63	$12.04	$13.63
September 30, 2005	$15.23	$11.39	$11.73
December 30, 2005	$16.85	$11.34	$15.38
March 31, 2006	$14.91	$9.65	$10.72
June 30, 2006	$12.92	$8.93	$12.14
September 29, 2006	$12.65	$9.23	$9.27
December 29, 2006	$15.60	$9.15	$14.20
March 30, 2007	$17.02	$11.33	$11.51
June 29, 2007	$12.08	$9.72	$11.75
September 30, 2007	$11.99	$8.53	$9.22
October 19, 2007*	$9.98	$9.00	$9.07

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JBLU

Initial price: $9.07

Protection level: 80.00%

Protection price: $7.26

Physical delivery amount: 110($1,000/Initial price)

Fractional shares: 0.253583

Coupon: 16.75% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.96

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.188%	100.00%
+90%	4.188%	90.00%
+80%	4.188%	80.00%
+70%	4.188%	70.00%
+60%	4.188%	60.00%
+50%	4.188%	50.00%
+40%	4.188%	40.00%
+30%	4.188%	30.00%
+20%	4.188%	20.00%
+10%	4.188%	10.00%
+5%	4.188%	5.00%

0%	4.188%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.188%	-0.812%	-5.00%
-10%	4.188%	-5.812%	-10.00%
-20%	4.188%	-15.812%	-20.00%
-30%	N/A	-25.812%	-30.00%
-40%	N/A	-35.812%	-40.00%
-50%	N/A	-45.812%	-50.00%
-60%	N/A	-55.812%	-60.00%
-70%	N/A	-65.812%	-70.00%
-80%	N/A	-75.812%	-80.00%
-90%	N/A	-85.812%	-90.00%
-100%	N/A	-95.812%	-100.00%

FWP-16

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 30, 2007	$35.32	$25.75	$33.56
October 19, 2007*	$34.74	$31.09	$32.78

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $32.78

Protection level: 80.00%

Protection price: $26.22

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.506406

Coupon: 16.25% per annum

Maturity: February 6, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.54

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.063%	100.00%
+90%	4.063%	90.00%
+80%	4.063%	80.00%
+70%	4.063%	70.00%
+60%	4.063%	60.00%
+50%	4.063%	50.00%
+40%	4.063%	40.00%
+30%	4.063%	30.00%
+20%	4.063%	20.00%
+10%	4.063%	10.00%
+5%	4.063%	5.00%

0%	4.063%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.063%	-0.937%	-5.00%
-10%	4.063%	-5.937%	-10.00%
-20%	4.063%	-15.937%	-20.00%
-30%	N/A	-25.937%	-30.00%
-40%	N/A	-35.937%	-40.00%
-50%	N/A	-45.937%	-50.00%
-60%	N/A	-55.937%	-60.00%
-70%	N/A	-65.937%	-70.00%
-80%	N/A	-75.937%	-80.00%
-90%	N/A	-85.937%	-90.00%
-100%	N/A	-95.937%	-100.00%

FWP-17

Washington Mutual, Inc.

According to publicly available information, Washington Mutual, Inc. (the “Company”) is a consumer and small business banking company. The Company accepts deposits from the general public, originate, purchase, service and sell home loans, credit card, home equity, multi-family and other commercial real estate loans, and, to a lesser extent, engage in certain commercial banking activities such as providing credit facilities and cash management and deposit services. The Company lends to both prime and subprime borrowers. It also markets annuities and other insurance products, and offers securities brokerage services. In 2006, the Company sold its mutual fund management business.

The linked share’s SEC file number is 001-14667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$39.15	$26.52	$32.70
March 29, 2002	$35.50	$31.58	$33.13
June 28, 2002	$39.98	$32.54	$37.11
September 30, 2002	$38.65	$30.31	$31.47
December 31, 2002	$37.40	$27.84	$34.53
March 31, 2003	$36.95	$32.40	$35.27
June 30, 2003	$43.99	$35.05	$41.30
September 30, 2003	$42.95	$36.84	$39.37
December 31, 2003	$46.85	$38.05	$40.12
March 31, 2004	$45.47	$39.49	$42.71
June 30, 2004	$44.70	$37.40	$38.64
September 30, 2004	$40.40	$37.55	$39.08
December 31, 2004	$42.50	$37.53	$42.28
March 31, 2005	$42.80	$38.74	$39.50
June 30, 2005	$42.95	$37.75	$40.69
September 30, 2005	$43.90	$39.12	$39.22
December 30, 2005	$45.04	$36.64	$43.50
March 31, 2006	$45.57	$41.57	$42.62
June 30, 2006	$46.94	$42.44	$45.58
September 29, 2006	$46.79	$41.03	$43.47
December 29, 2006	$46.38	$42.03	$45.49
March 30, 2007	$46.02	$38.73	$40.38
June 29, 2007	$44.60	$38.76	$42.64
September 30, 2007	$43.85	$31.27	$35.31
October 19, 2007*	$36.47	$28.50	$29.09

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 19, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WM

Initial price: $29.09

Protection level: 75.00%

Protection price: $21.82

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.376074

Coupon: 13.25% per annum

Maturity: February 6, 2008

Dividend yield: 7.49% per annum

Coupon amount monthly: $11.04

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	3.313%	101.87%
+90%	3.313%	91.87%
+80%	3.313%	81.87%
+70%	3.313%	71.87%
+60%	3.313%	61.87%
+50%	3.313%	51.87%
+40%	3.313%	41.87%
+30%	3.313%	31.87%
+20%	3.313%	21.87%
+10%	3.313%	11.87%
+5%	3.313%	6.87%

0%	3.313%	1.87%

	Protection Price Ever Breached?
	NO	YES
-5%	3.313%	-1.687%	-3.13%
-10%	3.313%	-6.687%	-8.13%
-20%	3.313%	-16.687%	-18.13%
-30%	N/A	-26.687%	-28.13%
-40%	N/A	-36.687%	-38.13%
-50%	N/A	-46.687%	-48.13%
-60%	N/A	-56.687%	-58.13%
-70%	N/A	-66.687%	-68.13%
-80%	N/A	-76.687%	-78.13%
-90%	N/A	-86.687%	-88.13%
-100%	N/A	-96.687%	-98.13%

FWP-18